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POLICY         Smith Breeden Associates, Inc. serves as investment manager of the Smith Breeden Group of Mutual Funds. To ensure compliance with the requirements of Section 17(j) of the Investment Company Act of 1940 and of Rule 17j-1 thereunder, and Rule 206 of the Investment Advisers Act, the Company has adopted a Code of Ethics.

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CONDITION OF   Employees are required to read and  agree to follow the
EMPLOYMENT     provisions of the Code of Ethics as a condition of employment.
               Employees are required to certify that they will abide by the terms of the Code upon employment and annually thereafter.

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PROVISIONS OF  A copy of the Code of Ethics is included in this manual.
THE CODE       Additional copies can be obtained from the Company's Compliance
               Officer.
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                                CODE OF ETHICS

                        SMITH BREEDEN ASSOCIATES, INC.
                        ------------------------------

                         Adopted as of October 22, 1992
                         Revised as of October 10, 1996
                          Revised as of June 10, 1997
                           Revised as of June 9, 1998

In order to ensure that personnel of Smith Breeden Associates, Inc. (the "Company") and the Smith Breeden Mutual Funds (the "Funds") comply with the requirements of Section 17(j) of the Investment Company Act of 1940, as amended (the "Act"), and of Rule 17j-1 thereunder, and, with respect to the Company, the Investment Advisers Act of 1940 (the "Advisers Act"), the Company and the Funds have adopted the Code of Ethics (the "Code") set forth below. As used in this Code of Ethics, the term "Client" shall include the Funds as it applies to personnel of the Funds, and shall include the Funds and other clients of Smith Breeden Associates, Inc., as it applies to personnel of Smith Breeden Associates.

I.  Definitions
    -----------

     A. "Access person" means any employee, director, trustee, officer or advisory person of the Company or the Funds; except that for purposes of the reporting requirements of Section IV, it does not include Trustees of the Funds who are not "interested persons" within the meaning of
        Section 2 (a)(19) of the Act, unless such Trustee knew, or in the ordinary course of fulfilling his official duties should have known, that during the 15 day period immediately preceding or after the date of the transaction in a security by Trustee, such security was being considered for purchase or sale or was purchased or sold by a Fund.
        (The "should have known" standard implies no duty of inquiry, does not presume that there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed in meeting a Fund's investment objectives, or that any knowledge is to be imputed because of prior knowledge of a Fund's portfolio holdings, market considerations or a Fund's investment policies, objectives, and restrictions.)
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     B. "Advisory person" means (i) any employee of the Company or a Fund, or of any company in a control relationship to the Company or a Fund, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by any Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Company or a Fund who obtains information concerning information concerning recommendations made to any Client with regard to the purchase or sale of a security.

     C. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
        Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

     D. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     E. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     F. A security is "being purchased or sold" by a Client from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for such Client until the time when such program has been fully completed or terminated.

     G. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the Government of the United States (including government money market instruments of the type issued by agencies of the federal government or guaranteed by the federal government or its agencies), bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment
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       companies, or such other securities as may be excepted under the provisions of Rule 17j-1 from time to time in effect.

     H. "Security held or to be acquired" by a Client means any security which, within the most recent fifteen days, (i) is or has been held by such Client, or (ii) is being or has been considered by the Client or its investment adviser for purchase by the Client.

II.  Prohibited Purchases and Sales
     ------------------------------

     A. No access person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by any Client:

          1. employ any device, scheme or artifice to defraud such Client;

          2. make to such Client any untrue statement of a material fact or omit to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. engage in any act, practice or course of business which would operate as a fraud or deceit upon such Client; or

          4. engage in any manipulative practice with respect to such Client.

     B. In this connection, subject to the exceptions stated in Section III of this Code, it shall be impermissible for any access person to purchase or sell, directly or indirectly, any security (or any option to purchase or sell such security) in which he had, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which:

          1. is being considered for purchase or sale by any Client; or

          2. is being purchased or sold by any Client.

       "Security held or to be acquired" by a Client means any security which, within the most recent fifteen days, (i) is or has been held by such Client, or (ii) is being or has been considered by the Client or its investment adviser for purchase by the Client.
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     C. Any purchase by an access person in an initial public offering must be pre-approved by the Compliance Officer of the Company and the Funds (the "Compliance Officer").

     D. Any access person who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the Compliance Officer prior to proceeding with the transaction.

III. Exempted Transactions
     ---------------------

     The prohibitions of Section II of this Code shall not apply to the following transactions by access persons:

     A. Purchases or sales over which the access person has no direct or indirect influence or control.

     B. Purchases or sales of securities which are not eligible for purchase or sale by any Client, as determined by reference to the Act and blue sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of any Client, undertakings made to regulatory authorities, and other policies adopted from time to time by any Client, the Company, or the Funds as applicable.

     C. Purchases or sales which are nonvolitional on the part of either the access person or any Client, including purchases or sales upon exercise of puts or calls written by the access person and sales from a margin account pursuant to a bona fide margin call.

     D. Purchases which are part of an automatic dividend reinvestment plan.

     E. Purchases effected upon the exercise of rights issued by an issuer pro
                                                                           ---
        rata to all holders of a class of its securities, to the extent such
        ----
        rights were acquired from such issuer.

     F. Specific transactions which appear to present no reasonable likelihood of harm to any Client, which are otherwise in accordance with Rule 17j-1 and Section 206 of the Advisers Act, and which the Portfolio Management Group ("PMG") of the Company and the Funds has authorized in advance.
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     G. Specific transactions which each of the Board of Directors of the
        Company and Board of Trustees of the Funds (each, a "Board of Directors"), after consideration of all the facts and circumstances, determine do not involve any realistic possibility of violation of Rule 17j-1 under the Act or Section 206 of the Advisors Act.

        Specifically, the Directors have determined that all transactions in interest rate and stock index futures and options are exempted, provided that the total amount of daily purchases and sales of contracts by any one access person does not exceed in the aggregate the greater of (i) 1% of the average contract trading volume of the relevant contract for the previous five trading days or (ii) 1% of the number of such contracts outstanding on the previous day. For purposes of these volume limits, futures and options will be treated as separate contracts and each type of future of option (e.g., June 1999 Eurodollar and December 1999 Eurodollar) will be treated as a separate contract. Purchases or sales of a futures contract in connection with the pending expiration of a current contract (the "rolling" of a contract to a future month contract) will not count toward any volume limit.

        Subject to the restrictions of Section II-A, the Directors have also determined that all transactions in de minimus amounts (of 100 shares or less) or transactions in shares of companies with market capitalization in excess of $100 million which are traded on a national securities exchange (including NASDAQ) are exempt. A trade in excess of 100 shares of a small market capitalization company shall require approval from the Compliance Officer if the company is included on a list maintained by the Compliance Officer. The list will name all companies with less than $100 million in capitalization in which a discretionary account maintains a position, as well as any small market capitalization companies which a portfolio manager has asked to be listed.

        An employee must contact the Compliance Officer to ascertain whether the small market capitalization company in which he or she wants to trade is included on the list. If the small market capitalization company is included on the list, the Compliance Officer will contact one of the portfolio managers on each account which holds the stock, and/or the portfolio manager who asked that the company be put on the list, to obtain permission for the employee to trade in excess of 100 shares of the company's stock. The Compliance Officer will notify the employee when and if he or she may trade. The
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        employee's trade must be placed and executed by end of the business day following the day of receipt of clearance from the Compliance Officer.

        Purchases and sales not exempted as described above may be allowed providing the following procedures are followed:

          1. The access person wishing to trade ("the trader") must give written notification of his or her proposed transaction to all members of the PMG, who will determine whether the security proposed to be traded is being considered for purchase or sale or being purchased or sold by a client.

          2. If, subsequent to giving written notification, the trader contacts all members of the PMG and receives unanimous approval, the trade may be executed the day notification is given.

          3. If, in the instance where after giving written notification prior to 5:00 p.m. EST to all members of the PMG, the trader does not succeed in establishing contact with all members of the PMG, but receives no negative responses by the opening of trading the following day, the trade may be executed at that time.

          4. A member of the PMG must refuse approval of a transaction if his or her Client has an open order for the security proposed to be traded, or that security is being considered for purchase or sale by his or her Client.

          5. Transactions by access persons must not be made through individual brokers who also serve Clients.

IV.  Reporting
     ---------

  A. Every access person (except for non-employee Board members of the Company and Funds) shall file with the Compliance Officer a report containing the information described in Section IV-B of this Code with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security (regardless of whether such transaction is listed in Section III); provided, however, that such access person shall not be required to make a report with respect to transactions




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        effected for any account over which such person does not have any direct or indirect influence or control.

     B. Every report shall be made not later than 48 hours after the transaction to which the report relates was effected. The report should be made using the Personal Trades form of the Company's electronic mail system (or by other written means if unsuccessful) and should contain the following information:

          1. The date of the transaction and the title and number of shares or the principal amount of each security involved;

          2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), including information sufficient to establish any exemption listed in Section III which is relied upon;

          3. The price at which the transaction was effected; and

          4. The name of the broker, dealer or bank with or through whom the transaction was effected.

     C. The making of such report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates, and the existence of any report shall not be construed as an admission that any event reported on constitutes a violation of Section II hereof.

     D. In addition to making the report described in Paragraph B of this section, each access person should request that copies of his or her monthly or quarterly brokerage account statements be sent to the Compliance Officer.

     E. An access person claiming an exemption under Section III-G must forward copies of all trade notifications to the Compliance Officer.

     The Compliance Officer shall file his or her personal reports listed in sections A through E above with another Principal of the Company for review.
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V.  Review and Enforcement
    ----------------------

     A.  Review
         ------

          1. The Compliance Officer of the Company shall cause the reported personal securities transactions to be compared with completed portfolio transactions of the Clients to determine whether any transactions (each a "Reviewable Transaction") listed in Section II may have occurred.

          2. If the Compliance Officer determines that a Reviewable Transaction may have occurred, he shall then determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section III. Before making any determination that a violation has been committed by an individual, the Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

          3. The Principal who receives the reports of the Compliance Officer shall conduct the same review as described in Items 1 and 2 above with regard to the reports submitted by the Compliance Officer.

     B. Enforcement
        -----------

          1. If the Compliance Officer (or the Principal who reviews the Compliance Officer's trades) determines that a violation of this Code may have occurred, he or she shall promptly report the possible violation to the relevant Board of Directors, which, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

          2. No person shall participate in a determination of whether he has committed a violation of this Code or in the imposition of any sanction against himself. If a securities transaction of the Compliance Officer is under consideration, another Director or officer of the Company or the Funds, as the case may be, shall act in all respects in the manner prescribed herein for the Compliance Officer.



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          3. Any person who is determined by the relevant Board of Directors to have intentionally violated this Code will suffer immediate termination of employment.

          4. If the relevant Board of Directors determines that an access person has inadvertently violated this Code, such Directors have the discretion to issue a warning to the individual. In determining whether a warning is appropriate, such Directors shall consider all the facts and circumstances including, but not limited to, whether the Client was harmed, whether the individual profited or had the opportunity to profit, and the materiality of the transaction.

             Compliance with Section III-G will be considered a safe harbor.

VI.  Records
     -------

     A. The Company and the Funds shall maintain records in the manner and to the extent set forth below. Such records shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

          1. A copy of this Code and any other Code of Ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

          2. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

          3. A copy of each report made pursuant to this Code by any access person shall be preserved by the Company and the Funds for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          4. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.



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     B. Confidentiality
        ---------------

        All reports of securities transactions and any other information filed with the Company or the Funds pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.


VII.  Amendment; Interpretation of Provisions
      ---------------------------------------

      The Directors of the Funds or the Company may from time to time amend this Code or adopt such interpretations of this Code, in each case as it applies to the Funds or the Company, as they deem appropriate.
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Employee Agreement
------------------

I understand and agree to abide by this Code of Ethics.

     Signed:___________________________________________________________________

     Typed or Printed Name:____________________________________________________

     Date:_____________________________________________________________________